SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 4, 2009 (November 17, 2009)

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 940-5305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 17, 2009, Saks Incorporated issued a press release announcing its financial results for the third quarter ended October 31, 2009. In the press release, the Company reflected a $4.4 million reversal of a tax reserve previously established for an uncertain tax position as an increase in additional paid in capital. Upon subsequent research and analysis, it was determined that the reserve reversal should be reflected as a current period tax benefit. After the adjustment, net income (loss) for the three and nine month periods ended October 31, 2009 was $6.3 million and ($53.3) million, respectively, compared to the $1.9 million and ($57.7) million previously reported. Basic and diluted net income (loss) per common share for the three and nine month periods ended October 31, 2009 should have been $.04 and ($.37), respectively, compared to $.01 and ($.40) previously reported. The Company has corrected these amounts in the press release on page 1 in the “Overview of Results for the Third Quarter and Nine Months Ended October 31, 2009” and on the “Consolidated Statements of Income.” The full text of the corrected press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

99.1	See exhibit index following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: December 4, 2009	/S/ KEVIN G. WILLS
Kevin G. Wills
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Corrected Press Release of Saks Incorporated dated November 17, 2009.